CODE GREEN APPAREL CORP. 8-K

Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

CODE GREEN APPAREL CORP.,

A NEVADA CORPORATION,

DESIGNER APPAREL GROUP, LLC,

A TEXAS LIMITED LIABILITY COMPANY

AND

THE MEMBERS OF DESIGNER APPAREL GROUP, LLC

DATED

JANUARY 18, 2018 AND

EFFECTIVE

JANUARY 18, 2018

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DESIGNER APPAREL AND THE DESIGNER APPAREL MEMBERS		2

1.1.	Organization	2
1.2.	Capitalization	2
1.3.	Subsidiaries and Predecessor Corporations.	3
1.4.	Other Information.	3
1.5.	Options, Warrants, Convertible Securities	3
1.6.	Absence of Certain Changes or Events	4
1.7.	Designer Apparel and Related Matters.	5
1.8.	Litigation And Proceedings.	5
1.9.	Contracts.	5
1.10.	Material Contract Defaults.	6
1.11.	No Conflict With Other Instruments.	6
1.12.	Governmental Authorizations.	6
1.13.	Compliance With Laws and Regulations.	6
1.14.	Approval of Agreement.	6
1.15.	Material Transactions or Affiliations	7
1.16.	The Designer Apparel Schedules	7
1.17.	Valid Obligation.	8
1.18.	Acquisition of the Securities	8
1.19.	Exemption from Registration	8
1.20.	Representations, Acknowledgements and Warranties of the Designer Apparel Members	8
1.21.	Intellectual Property.	11
1.22.	Compliance With Laws.	13
1.23.	Environmental Matters.	14
1.24.	Insurance Coverage	15
1.25.	Customer, Supplier and Employee Relations.	15
1.26.	Product and Service Matters	15
1.27.	Compliance With United States Foreign Corrupt Practices Act.	15
1.28.	Insider Trading.	16
1.29.	Closing Date Releases.	17
1.30.	No Other Representations or Warranties.	18
1.31.	No Untrue Representation or Warranty.	18

ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY		18

2.1.	Organization	18
2.1.	Trading Status	18
2.2.	Capitalization	18
2.3.	No Conflict or Violation; Default; Confirmations.	19
2.4.	Title and Related Matters.	19
2.5.	Litigation and Proceedings.	20
2.6.	Approval of Agreement.	20

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2.7.	Valid Obligation.	20
2.8.	No Other Representations or Warranties.	20
2.9.	No Untrue Representation or Warranty.	20

ARTICLE III. PLAN OF EXCHANGE		21

3.1.	The Exchange.	21
3.2.	Closing.	22
3.3.	Tradability of Securities	23
3.4.	Termination.	23
3.5.	Effect of Termination.	24

ARTICLE IV. LIMITED RIGHT OF REPURCHASE		25

4.1.	Limited Right of Repurchase.	25
4.2.	No Restrictions on Company.	25
4.3.	Effect of Repurchase	25

ARTICLE V. SPECIAL COVENANTS		25

5.1.	Access to Properties and Records.	25
5.2.	Delivery of Books and Records and Bank Accounts.	26
5.3.	Third Party Consents and Certificates	26
5.4.	Actions Prior to Closing	26
5.5.	Post-closing Conditions	27

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		28

6.1.	Ownership of Designer Apparel.	28
6.2.	Accuracy of Representations and Performance of Covenants.	28
6.3.	Officer’s Certificate.	28
6.4.	No Material Adverse Change	28
6.5.	Approval by Designer Apparel.	28
6.6.	No Governmental Prohibition.	28
6.7.	Consents	29
6.8.	Due Diligence.	29
6.9.	Other Closing Conditions	29

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF DESIGNER APPAREL AND THE DESIGNER APPAREL MEMBERS		29

7.1.	Accuracy Of Representations and Performance of Covenants.	29
7.2.	Officer’s Certificate.	30
7.3.	No Material Adverse Change	30
7.4.	No Governmental Prohibition.	30
7.5.	Consents	30
7.6.	Other Closing Conditions	30

ARTICLE VIII. INDEMNIFICATION		30

8.1.	Indemnification by The Designer Apparel Members.	30
8.2.	Indemnification by The Company.	31

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8.3.	Survival of Representations, Warranties and Covenants	31
8.4.	Notice and Opportunity To Defend.	32
8.5.	Remedies Exclusive.	32
8.6.	Emergency Relief.	32
8.7.	Right To Set Off.	32

ARTICLE IX. CONFIDENTIALITY		32

9.1.	Confidentiality.	32
9.2.	Enforceability	33

ARTICLE X. DEFINITIONS		33

10.1.	Certain Definitions.	33
10.2.	Other Definitional Provisions	37

ARTICLE XI. MISCELLANEOUS		38

11.1.	No Bankruptcy and No Criminal Convictions.	38
11.2.	Broker/finder’s Fee.	38
11.3.	Governing Law and Jurisdiction.	39
11.4.	Notices	39
11.5.	Attorney’s Fees.	40
11.6.	Confidentiality.	40
11.7.	Publicity	41
11.8.	Schedules and Exhibits.	41
11.9.	Schedules; Knowledge.	41
11.10.	Third Party Beneficiaries	41
11.11.	Expenses.	41
11.12.	Entire Agreement	41
11.13.	Survival; Termination	41
11.14.	Counterparts.	42
11.15.	Amendment or Waiver	42
11.16.	Best Efforts.	42
11.17.	Remedies.	42
11.18.	Severability.	42
11.19.	Independent Nature of Designer Apparel Members’ Obligations and Rights	43
11.20.	No Presumption From Drafting	43
11.21.	Review and Construction of Documents.	43
11.22.	Headings; Gender.	43
11.23.	Transaction Expenses	43
11.24.	Cooperation Following The Closing	44
11.25.	Counterparts, Effect of Facsimile, Emailed and Photocopied
Signatures		44

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 18th day of January 2018, by and among Code Green Apparel Corp., a Nevada corporation, having an address at 31642 Pacific Coast Highway, Ste 102, Laguna, Beach, California 92651(the “Company”) and Designer Apparel Group, LLC, a Texas limited liability company, having an address at 4108 Remington Park Court, Flower Mound, Texas 75028 (“Designer Apparel”), and the person(s) executing this Agreement listed on the signature page hereto under the heading “Designer Apparel Members” (referred to as the “Designer Apparel Members”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the Designer Apparel Members own all of the outstanding membership interests of Designer Apparel (the “Designer Apparel Membership Interests”), totaling one-hundred percent (100%) of the issued and outstanding membership interests of Designer Apparel;

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada, whose common stock trades on the OTC Pink Market under the symbol “CGAC”;

WHEREAS, Designer Apparel is a privately held limited liability company organized under the laws of the state of Texas;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding securities of Designer Apparel in exchange for cash and unissued shares of the Company’s restricted common stock (the “Exchange Offer” or the “Exchange”), so that Designer Apparel will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Designer Apparel Members desire to exchange all of their membership interests in Designer Apparel in exchange for cash, shares of authorized but unissued shares of common stock of the Company, and other consideration, as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE X.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

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ARTICLE I.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DESIGNER APPAREL AND THE DESIGNER APPAREL MEMBERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the Designer Apparel Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), Designer Apparel and the Designer Apparel Members represent and warrant as follows (which shall be re-confirmed at Closing):

1.1.         Organization. Designer Apparel is a limited liability company duly organized, validly existing, and in good standing under the laws of Texas. Designer Apparel has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Designer Apparel Schedules are complete and correct copies of the Certificate of Formation and Operating Agreement (or similar organizational documents) of Designer Apparel as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Designer Apparel’s Certificate of Formation (or similar organizational documents) or Operating Agreement. Designer Apparel has taken all actions required by Law, its Certificate of Formation and Operating Agreement (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement. Designer Apparel has full power, authority, and legal right and has taken all action required by Law, its Certificate of Formation and Operating Agreement (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

1.2.         Capitalization.

1.2.1        All issued and outstanding membership interests of Designer Apparel are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Prior to giving effect to the transactions contemplated by this Agreement, the Designer Apparel Members are the legal and beneficial owners of all of the issued and outstanding equity interests of Designer Apparel, with each Designer Apparel Member owning the equity interests of Designer Apparel set forth on the signature page hereof, all of which equity interests are owned free and clear of any Liens (other than those imposed under applicable securities laws). The Designer Apparel Membership Interests to be delivered by Designer Apparel Members to the Company at the Closing constitute all of the issued and outstanding equity interests of Designer Apparel. All of the outstanding equity interests of Designer Apparel were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Designer Apparel’s governing documents or any contract to which Designer Apparel is a party or by which it or its securities are bound. Designer Apparel holds no equity interests in its treasury. None of the outstanding equity interests of Designer Apparel were issued in violation of any applicable securities Laws. There are no convertible securities of Designer Apparel. There are no preemptive rights or rights of first refusal or first offer with respect to Designer Apparel’s equity securities, nor are there any contracts, commitments, arrangements or restrictions to which Designer Apparel or, to the Knowledge of Designer Apparel, any of its equity holders is a party or bound relating to any equity securities or convertible securities of Designer Apparel, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Designer Apparel. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of Designer Apparel’s equity interests. There are no outstanding contractual obligations of Designer Apparel to repurchase, redeem or otherwise acquire any equity interests of Designer Apparel. There are no declared or accrued but unpaid dividends with respect to any equity interests of Designer Apparel.

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1.3.         Subsidiaries and Predecessor Corporations. Designer Apparel does not have any predecessor corporation(s) or subsidiaries other than as set forth on Schedule 1.3.

1.4.         Other Information.

1.4.1        Designer Apparel has no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the Designer Apparel Schedules.

1.4.2        Designer Apparel has filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3        The books and records of Designer Apparel are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4        Designer Apparel has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Five Thousand Dollars ($5,000) except as disclosed in writing to the Company on Schedule 1.4.4, which liabilities in aggregate shall not exceed $15,000, including payables, on the Closing Date.

1.5.         Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating Designer Apparel to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Designer Apparel or obligating Designer Apparel to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of Designer Apparel.

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1.6.          Absence of Certain Changes or Events. Except as set forth in this Agreement or the Designer Apparel Schedules, since January 1, 2017:

1.6.1        There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of Designer Apparel or (ii) any damage, destruction, or loss to Designer Apparel (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Designer Apparel;

1.6.2        Designer Apparel has not (i) amended its organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to members or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Designer Apparel; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Five Thousand Dollars ($5,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

1.6.3        Designer Apparel has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $5,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Five Thousand Dollars ($5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Five Thousand Dollars ($5,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Designer Apparel, other than in the ordinary course of business; and

1.6.4        To the best Knowledge of the Designer Apparel Members, Designer Apparel has not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Designer Apparel.

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1.7.         Designer Apparel and Related Matters. No third party has any right to, and Designer Apparel has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Designer Apparel or any material portion of its properties, assets, or rights.

1.8.         Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the Designer Apparel Members after reasonable investigation, threatened by or against Designer Apparel or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Designer Apparel Members do not have any Knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.9.         Contracts.

1.9.1        Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Designer Apparel is a party or by which any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves obligations of at least Ten Thousand Dollars ($10,000) unless otherwise disclosed pursuant to this Agreement);

1.9.2        All contracts, agreements, franchises, license agreements, and other commitments, if any, to which Designer Apparel is a party and which are material to the operations or proposed operations of Designer Apparel taken as a whole are valid and enforceable by Designer Apparel in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

1.9.3        Designer Apparel is not a party to or bound by, and the properties of Designer Apparel are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Designer Apparel; and

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1.9.4        Except as included or described in the Designer Apparel Schedules, Designer Apparel is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Designer Apparel is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Five Thousand Dollars ($5,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Designer Apparel.

1.10.       Material Contract Defaults. Designer Apparel is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Designer Apparel, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Designer Apparel has not taken adequate steps to prevent such a default from occurring.

1.11.       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Designer Apparel is a party or to which any of its properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12.       Governmental Authorizations. Except as set forth in the Designer Apparel Schedules, Designer Apparel has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by Designer Apparel and the Designer Apparel Members of this Agreement and the consummation by Designer Apparel and the Designer Apparel Members of the transactions contemplated hereby.

1.13.       Compliance With Laws and Regulations. Except as set forth in the Designer Apparel Schedules, to the best Knowledge of the Designer Apparel Members, Designer Apparel has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Designer Apparel or except to the extent that noncompliance would not result in the occurrence of any material liability for Designer Apparel.

1.14.       Approval of Agreement. The Managers of Designer Apparel shall have authorized the execution and delivery of this Agreement by Designer Apparel and approved this Agreement and the transactions contemplated hereby.

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1.15.       Material Transactions or Affiliations. Set forth in the Designer Apparel Schedules is a description, if applicable, of every contract, agreement, or arrangement between Designer Apparel and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any Designer Apparel Member to own beneficially, five percent (5%) or more of the issued and outstanding securities of Designer Apparel and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Designer Apparel Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Designer Apparel has, or has had since formation, any known interest, direct or indirect, in any transaction with Designer Apparel which was material to the business of Designer Apparel. There are no commitments by Designer Apparel, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

1.16.       The Designer Apparel Schedules. Designer Apparel will deliver to the Company the following schedules, if such schedules are applicable to the business of Designer Apparel, which are collectively referred to as “The Designer Apparel Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of Designer Apparel as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

1.16.1    a schedule containing complete and correct copies of the Certificate of Formation and Operating Agreement or similar organizational documents of Designer Apparel in effect as of the date of this Agreement;

1.16.2    a schedule containing any Resolutions of the Managers and Members of Designer Apparel since formation;

1.16.3    a schedule containing Minutes of meetings of the Managers and Members of Designer Apparel since formation;

1.16.4    a schedule containing a list indicating the name and address of each member of Designer Apparel together with the amount of securities owned by him, her or it;

1.16.5    a schedule listing any and all federal, provincial, state and local Tax identification numbers of Designer Apparel and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by Designer Apparel;

1.16.6    a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Designer Apparel. Any fact known to be, or to the best Knowledge of the Designer Apparel Members or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the Designer Apparel Schedules pursuant to this Section 1.16; and

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1.16.7    a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of Designer Apparel and Designer Apparel Members contained in ARTICLE I of this Agreement, if any.

Designer Apparel shall cause the Designer Apparel Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

1.17.      Valid Obligation. This Agreement and all agreements and other documents executed by Designer Apparel and Designer Apparel Members in connection herewith constitute the valid and binding obligation of Designer Apparel and Designer Apparel Members, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

1.18.       Acquisition of the Securities. The Designer Apparel Members are acquiring the Securities for their own account without the participation of any other person and with the intent of holding the Securities for investment and without the intent of participating, directly or indirectly, in a distribution of the Securities, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Securities, or any portion thereof. The Designer Apparel Members have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The Designer Apparel Members will offer, sell, pledge, convey or otherwise transfer the Securities, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

1.19.       Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

1.20.       Representations, Acknowledgements and Warranties of the Designer Apparel Members. The Designer Apparel Members (each a “Share Recipient”), represent, acknowledge and warrant the following to the Company, except as set forth on the Designer Apparel Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

1.20.1    Each Share Recipient recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Each Share Recipient may not sell the Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

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1.20.2    Each Share Recipient is acquiring the Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Securities. No one other than the Share Recipient will have any beneficial interest in said securities. Each Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit A;

1.20.3    Each Share Recipient acknowledges that it:

(i)           is a “sophisticated investor”, and

(ii)          is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Code Green Apparel” in the “Company name” field, and clicking the “Search” button), from January 1, 2017, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with each Share Recipient’s acceptance of the Securities and investment decision in connection therewith. Each Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

1.20.4    Each Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

1.20.5    Each Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of such Share Recipient;

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1.20.6    Each Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Securities as an investment involves special risks. Each Share Recipient has had a reasonable opportunity to ask questions of and receive answers regarding the Company and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

1.20.7    Each Share Recipient realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

1.20.8    Each Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. Each Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

1.20.9    All information which each Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, such Share Recipient will immediately provide the Company with such information;

1.20.10   Each Share Recipient has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him, her, or it;

1.20.11 Each Share Recipient has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Share Recipient’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

1.20.12   Each Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by Share Recipients, and each Share Recipient is solely responsible for determining the status, in his, her or its hands, of the Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities; and

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1.20.13   Each Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Securities for investment or any recommendation or endorsement of the Securities. The Securities have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws.

1.21.       Intellectual Property.

1.21.1    Designer Apparel owns all right, title and interest in the intellectual property assets set forth in Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.21.1, Designer Apparel owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Designer Apparel or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7. Designer Apparel has taken all necessary and desirable action to maintain each item of Intellectual Property that Designer Apparel owns or uses with respect to its business. All maintenance fees of patents set forth in Schedule 1.21.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by Designer Apparel prior to the Closing.

1.21.2    Designer Apparel has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Designer Apparel has ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Designer Apparel must license or refrain from using any Intellectual Property rights of any other Person). To Designer Apparel’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Designer Apparel.

1.21.3    Schedule 1.21.3 identifies (i) each patent or patent registration which has been issued to Designer Apparel in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which Designer Apparel has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). Designer Apparel has delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, Designer Apparel shall deliver to designated counsel of the Company all files in the possession of Designer Apparel and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.21.3 (the “Patent Documentation”).

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1.21.4    Schedule 1.21.4 identifies each registered and unregistered trademark, including product names and domain names, used by Designer Apparel in connection with its business. Designer Apparel has delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.21.4. Designer Apparel represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Designer Apparel, any Affiliate thereof or its predecessor-in-interest.

1.21.5    Designer Apparel represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by Designer Apparel, any Affiliate thereof or its predecessor-in-interest.

1.21.6    Designer Apparel represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which Designer Apparel has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.21.7    Schedule 1.21.7 identifies trade secrets and confidential business information of Designer Apparel.

1.21.8    With respect to each item of Intellectual Property required to be identified on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7:

(i)             except as set forth on Schedule 1.21.1, Designer Apparel owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

(ii)            except as set forth in Schedule 1.21.1, Designer Apparel is unaware of any transfers of ownership or title of Intellectual Property;

(iii)           such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Designer Apparel’s or any Designer Apparel Member’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v)            no prior art or activity is known by Designer Apparel which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.21.3, or the validity or enforceability of the trademarks set forth in Schedule 1.21.4;

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(vi)           Designer Apparel has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii)          all licenses, agreements and other permissions pertaining to such item and all other rights to which Designer Apparel is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii)         Designer Apparel has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Designer Apparel granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

1.21.9    Designer Apparel represents that it does not use any computer software or Intellectual Property owned by any Person other than Designer Apparel pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

1.21.10   To Designer Apparel’s Knowledge, the continued operation of its business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

1.21.11   Designer Apparel has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Designer Apparel.

1.22.       Compliance With Laws.

1.22.1    Designer Apparel is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, which may have a material adverse effect on its business or operations. Except as set forth in Schedule 1.22.1, Designer Apparel has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of Designer Apparel or its business or operations. Designer Apparel is not aware of any such violation or potential liability.

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1.22.2    Schedule 1.22.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of Designer Apparel or, required to be so issued and held in connection with its business or operations as currently conducted by Designer Apparel. Except as disclosed in Schedule 1.22.2, Designer Apparel is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Designer Apparel is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by Designer Apparel.

1.22.3    No officer, director or greater than 20% shareholder of Designer Apparel is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by Designer Apparel under Rule 506(e) of the Securities Act in any offering under Regulation D.

1.23.       Environmental Matters.

1.23.1    The operations of Designer Apparel are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

1.23.2    Designer Apparel has no Knowledge of any required Environmental Permits required under all applicable Environmental Laws necessary to operate;

1.23.3    Designer Apparel is not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

1.23.4    Designer Apparel has not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.23.5    Designer Apparel has not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.23.6    To the Knowledge of Designer Apparel and the Designer Apparel Members, there is not located at any of the properties of Designer Apparel any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold; and

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1.23.7    Designer Apparel has provided to the Company all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed within the previous five years with respect to the currently or previously owned, leased or operated properties of Designer Apparel.

1.24.        Insurance Coverage. Schedule 1.24 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of Designer Apparel. There is no material claim by Designer Apparel pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and Designer Apparel has complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither Designer Apparel nor any of the Designer Apparel Members have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

1.25.        Customer, Supplier and Employee Relations. Schedule 1.25 includes a complete and correct list of (a) all customers of Designer Apparel who have made aggregate purchases in excess of 5% of the total revenues of Designer Apparel in calendar year 2017, and (b) all suppliers from whom Designer Apparel has purchased in excess of $10,000 in equipment or supplies in calendar year 2017. The relationships of Designer Apparel with such customers and suppliers and the employees of Designer Apparel are good commercial working relationships and, except as disclosed in Schedule 1.25, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Designer Apparel of any intention to cancel, terminate or materially alter its relationship with Designer Apparel since December 31, 2016 and there will not be any such change as a result of the transactions contemplated by this Agreement.

1.26.        Product and Service Matters. Except as disclosed in Schedule 1.26, each product manufactured, sold, leased, delivered or installed or services performed by Designer Apparel prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Designer Apparel. Schedule 1.26 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Designer Apparel (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.26, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

1.27.        Compliance with United States Foreign Corrupt Practices Act.

(a)       Designer Apparel is in compliance with and has not made any payments that would be in violation of the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”).

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(b)       In connection with its compliance with the FCPA, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the FCPA, any enforcement actions and, to the Knowledge of any Designer Apparel Member, there are no threats of enforcement actions, or any facts that could result in any adverse or negative performance evaluation related to the FCPA for Designer Apparel.

(c)       Neither the U.S. Government nor any other Person has notified Designer Apparel of any actual or alleged violation or breach of the FCPA.

(d)       Designer Apparel has not undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to Designer Apparel’s compliance with the FCPA and, to the Knowledge of each Designer Apparel Member, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

(e)       Designer Apparel has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to Designer Apparel’s compliance with the FCPA and, to the Knowledge of each Designer Apparel Member, there is no basis for any such investigation or indictment.

(f)       Designer Apparel has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to Designer Apparel’s compliance with the FCPA and, to the Knowledge of each Designer Apparel Member, there is no basis for any such proceeding.

1.28.       Insider Trading. Each Designer Apparel Member certifies and confirms that it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company within the past six months. Each Designer Apparel Member further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. Each Designer Apparel Member further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

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1.29.       Closing Date Releases.

1.29.1      Effective on the Closing Date, the Designer Apparel Members for themselves and their successors and assigns, hereby release, acquit and forever discharge Designer Apparel and its respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Designer Apparel Members have, own or hold as of the Closing Date, or have at any time previously had, owned or held against such parties, including, without limitation, all liabilities created as a result of the gross negligence and willful acts of Designer Apparel or the negligence of any of Designer Apparel or its employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against Designer Apparel or any of its Affiliates (other than Designer Apparel) unrelated in any way to Designer Apparel; (b) any Claims arising under any agreement between such Designer Apparel Member and Designer Apparel, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.29 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VIII or in any other document or agreement.

1.29.2      As of the date of this Agreement, each of the Designer Apparel Members hereby represent and warrant that such Designer Apparel Member has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.29.1. Each of the Designer Apparel Members represents and warrants that such Designer Apparel Member has read and understands all of the provisions of this Section 1.29.1 and that the Member has been represented by legal counsel of the Member’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

1.29.3      The release provided by the Designer Apparel Members pursuant to Section 1.29.1 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including Designer Apparel and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and liabilities based on theories of strict liability.

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1.30.       No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any Designer Apparel Schedule, neither Designer Apparel, any Designer Apparel Member nor any other Person makes any other express or implied representation or warranty on behalf of Designer Apparel, the Designer Apparel Members, or any of their Affiliates or representatives to the Company.

1.31.       No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by Designer Apparel or the Designer Apparel Members pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Designer Apparel Members, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1.          Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation and Bylaws (or similar organizational documents). The Company has taken all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Articles of Incorporation, its Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

2.1.         Trading Status. The Company’s common stock trades on the OTC Pink Market under the symbol “CGAC”. The Company has no Knowledge of any notices of non-compliance with the OTC Pink Market listing criteria.

2.2.         Capitalization. The Company is authorized to issue 4,900,000,000 shares of common stock and 100,000,000 shares of preferred stock. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

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2.3.         No Conflict or Violation; Default; Confirmations.

2.3.1        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the certificate of incorporation or Bylaws of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default of or under any Company Contract.

2.3.2        No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.3        The Company is not and has not during the past ten years, and the present and past officers, directors and Affiliates of the Company are not, and have not for the past ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.4        No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

2.4.          Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, free and clear of all Liens, pledges, charges, or Encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company’s business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

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2.5.         Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

2.6.         Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

2.7.         Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.8.         No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or representatives to Designer Apparel or the Designer Apparel Members.

2.9.         No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Designer Apparel or the Designer Apparel Members pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE III.
PLAN OF EXCHANGE

3.1.          The Exchange.

3.1.1        On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) and effective for all purposes as of the Effective Date, Designer Apparel and the Designer Apparel Members shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Designer Apparel Membership Interests, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding securities of Designer Apparel to the Company at the Closing. The Exchange shall be effective for all purposes as of January __, 2018.

3.1.2        The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, which shall be in consideration for One Hundred Percent (100%) of the ownership interests of Designer Apparel:

(i)              Pay the Designer Apparel Members, pro rata with their ownership of Designer Apparel as of the Closing Date, $50,000 in cash, of which (A) $25,000 in cash shall be due and payable no later than 30 days following the Closing; and (B) $25,000 in cash shall be due and payable no later than 180 days following the Closing (collectively, the “Cash Payments”);

(ii)             Issue the Designer Apparel Members, pro rata with their ownership of Designer Apparel as of the Closing Date:

(A)       5,000,000 shares of the Company’s restricted common stock (as adjusted for any Recapitalizations subsequent to the Closing Date and prior to the date of issuance) within 30 days from the Closing (the “Closing Shares”);

(B)       2,500,000 shares of the Company’s restricted common stock (as adjusted for any Recapitalizations subsequent to the Closing Date and prior to the date of issuance) within 30 days of the One Year Anniversary, provided the Employment Requirements are met (the “One Year Anniversary Shares”); and

(C)        2,500,000 shares of the Company’s restricted common stock (as adjusted for any Recapitalizations subsequent to the Closing Date and prior to the date of issuance) within 30 days of the Two Year Anniversary, provided the Employment Requirements are met (the “Two Year Anniversary Shares”, and collectively, with the One Year Anniversary Shares and the Two Year Anniversary Shares, as applicable, and if due pursuant to the terms hereof, the “Shares”),

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provided that the if the Employment Requirements are not met on the One Year Anniversary, the One Year Anniversary Shares and the Two Year Anniversary Shares shall not be due, shall be deemed forfeited and the definition of “Shares” herein shall only refer to the Closing Shares and if the Employment Requirements are met on the One Year Anniversary, but not met on the Two Year Anniversary, the Two Year Anniversary Shares shall not be due, shall be deemed forfeited and the definition of “Shares” herein shall only refer to the Closing Shares and One Year Anniversary Shares.

3.2.         Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than January 18, 2018 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

3.2.1        The following “Closing Conditions” shall have occurred, or have been waived by Designer Apparel and the Company in writing, prior to the Closing Date:

(i)             The payment of the Cash Payments and issuance of the Shares (subject to the terms of this Agreement) shall have been approved. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement;

(ii)            The Designer Apparel Members shall surrender the certificates evidencing One Hundred Percent (100%) of the securities of Designer Apparel, duly endorsed with stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii)           Designer Apparel shall supply the Company with Minutes of the Managers and Members of Designer Apparel approving and consenting to this Agreement and the transactions contemplated herein;

(iv)           Designer Apparel (and its principals) shall have delivered documentation and agreements relating to and evidencing the assets of Designer Apparel and the Intellectual Property, to the Company, in such form as reasonably requested by the Company, and all corporate records (including minutes) of Designer Apparel and its subsidiaries, if any;

(v)            The Parties shall have delivered all officer’s certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(vi)           Designer Apparel shall have delivered a final copy of its 2016 audited financial statements, or be in the process of having a PCAOB auditing firm complete such financial statements of Designer Apparel as are required to be disclosed by the Company following the Closing by the SEC’s Regulation S-X; and

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(vii)          The Company shall have complied with all of the requirements of ARTICLE VII, below and Designer Apparel shall have complied with all of the requirements of ARTICLE VI, below.

3.2.2        Promptly following Closing, the Company and the Designer Apparel Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

3.3.         Tradability of Securities. The Securities have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Securities will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

3.4.          Termination.

3.4.1        The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i)              by the mutual written consent of the Company and Designer Apparel;

(ii)            by either the Company, or Designer Apparel, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.4.1(ii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

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(iii)           by (1) Designer Apparel or the Designer Apparel Members, upon written notice to the Company if any of the conditions set forth in ARTICLE VII shall have become incapable of fulfillment and shall not have been waived by Designer Apparel and where applicable, the Designer Apparel Members, or (2) by the Company on written notice to Designer Apparel if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.4.1(iii) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

3.4.2        This Agreement may be terminated by either the Board of Directors of the Company, the Managers of Designer Apparel or the Designer Apparel Members at any time prior to the Closing Date if:

(i)              there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or Managers, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)            any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors or Managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.5.         Effect of Termination. In the event of the termination of this Agreement in accordance with Section 3.4, this Agreement shall become null and void and of no further force or effect except for ARTICLE VIII and ARTICLE IX which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

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ARTICLE IV.
LIMITED RIGHT OF REPURCHASE

4.1.         Limited Right of Repurchase. In the event the Company shall become subject to a Bankruptcy Event prior to earlier of (a) the tenth (10th) anniversary of the Closing Date; (b) the date that the Company has divested its ownership of Designer Apparel; and (c) the date Designer Apparel is dissolved, Short shall have the right, exercisable in writing, within thirty (30) days of Short becoming aware of the occurrence of such Bankruptcy Event, to repurchase the Company’s then entire ownership interest in Designer Apparel for $10 in cash (a “Repurchase”).

4.2.         No Restrictions on Company. Nothing in this Agreement, including, but not limited to Section 4.1, shall prevent the Company from selling any interest in Designer Apparel, including the ownership interest acquired hereby, divesting its ownership in Designer Apparel, liquidating Designer Apparel or its assets, transferring any interests out of Designer Apparel, including to other subsidiaries of the Company, selling any or all of Designer Apparel’s assets or operations, changing the name of Designer Apparel, or preventing the Company from undertaking any other type of transaction whatsoever relating to the securities, assets or corporate structure of Designer Apparel or Designer Apparel in general.

4.3.          Effect of Repurchase. In the event the Repurchase occurs prior to (a) the payment in full of the Cash Payments; and (b) the issuance in full of the Shares, all remaining Cash Payments and Shares, shall each be deemed forfeited, waived and forgiven in their entirety.

ARTICLE V.
SPECIAL COVENANTS

5.1.         Access to Properties and Records. The Company and Designer Apparel will each afford to the officers and authorized representatives of the other Parties reasonable access to the properties, books and records of the Company or Designer Apparel, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Designer Apparel, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

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5.2.         Delivery of Books and Records and Bank Accounts. At the Closing, Designer Apparel shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of Designer Apparel now in the possession of Designer Apparel or its representatives.

5.3.         Third Party Consents and Certificates. The Company and Designer Apparel agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

5.4.         Actions Prior to Closing.

5.4.1        From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the Designer Apparel Schedules, or as permitted or contemplated by this Agreement, the Company and Designer Apparel, respectively (subject to paragraph (b) below), will each:

(i)             carry on its business in substantially the same manner as it has heretofore;

(ii)            maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)            maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)           use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)            use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)           fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

5.4.2        From and after the date of this Agreement until the Closing Date Designer Apparel will not:

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(i)             make any changes in its Certificate of Formation or Operating Agreement (or similar governing documents), except as otherwise provided in this Agreement;

(ii)            take any action described in Section 1.6 (all except as permitted therein or as disclosed in Designer Apparel’s schedules);

(iii)           enter into or amend any contract, agreement, or other instrument except in the ordinary course of business involving the sale of goods or services; or

(iv)           sell any assets or discontinue any operations, sell any shares evidencing capital stock (other than as contemplated in this Section 5.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

5.5.         Post-Closing Conditions.

5.5.1        Following the Closing, pursuant to the terms and conditions of Section 3.1.2, hereof, the Company shall pay the Cash Payments and issue the Shares to the Designer Apparel Members.

5.5.1        Following the Closing, the Designer Apparel Members shall assist the Company, at their sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, as applicable (the “Financial Statements”).

5.5.2        Promptly following the Closing, the Company shall invite Short to serve as a member of the Company’s Board of Directors for a period of not less than one (1) year from the Closing. In the event that Short accepts such invitation and subject to the Board of Director’s reasonable determination that Short is qualified to serve as a member of the Board of Directors and that such appointment as a member of the Board of Directors is in the best interests of the Company’s stockholders, the Board of Directors shall increase the number of members of the Board of Directors by one (1) member and appoint Short as a member of the Board of Directors to fill such newly created vacancy. The Company shall take such additional actions as may be necessary or appropriate under applicable Law to effect and carry out the intent and purposes of this Subsection.

5.5.3        The Company shall offer Short employment with the Company as the Vice President of Sales and Marketing of the Company, pursuant to an employment agreement in the form of Exhibit B hereto.

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ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

6.1.         Ownership of Designer Apparel. Prior to the Closing Date, the Designer Apparel Members shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the Designer Apparel Members are the owners of One Hundred Percent (100%) of the outstanding securities of Designer Apparel.

6.2.         Accuracy of Representations and Performance of Covenants. The representations and warranties made by Designer Apparel and the Designer Apparel Members in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Designer Apparel and the Designer Apparel Members shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Designer Apparel or the Designer Apparel Members prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Designer Apparel and dated the Closing Date, to the foregoing effect.

6.3.         Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Designer Apparel to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of Designer Apparel threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Designer Apparel Schedules, by or against Designer Apparel, which might result in any material adverse change in any of the assets, properties, business, or operations of Designer Apparel.

6.4.         No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of Designer Apparel nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

6.5.         Approval by Designer Apparel. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by Designer Apparel and the Designer Apparel Members. The Managers of Designer Apparel shall have approved the transactions contemplated by this Agreement.

6.6.         No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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6.7.         Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Designer Apparel after the Closing Date on the basis as presently operated shall have been obtained.

6.8.         Due Diligence. The Company shall have conducted due diligence on Designer Apparel and verified among other things, the rights and liabilities associated with the assets and operations of Designer Apparel (the “Due Diligence”), which Due Diligence shall be satisfactory to the Company in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Company, the Company shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Company whatsoever. Designer Apparel agrees to afford to the officers and authorized representatives of the Company, reasonable access to the properties, books and records of Designer Apparel, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Designer Apparel and will furnish Company with such additional financial and operating data and other information as to the business, operations and assets of Designer Apparel as the Company shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

6.9.         Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF DESIGNER APPAREL AND THE DESIGNER APPAREL MEMBERS

The obligations of Designer Apparel and the Designer Apparel Members under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company and the Designer Apparel Members, in writing:

7.1.         Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Designer Apparel shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

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7.2.         Officer’s Certificate. Designer Apparel shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

7.3.         No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by Designer Apparel or the Designer Apparel Members.

7.4.         No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.5.         Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Designer Apparel after the Closing Date on the basis as presently operated shall have been obtained.

7.6.         Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VIII.
INDEMNIFICATION

8.1.         Indemnification by the Designer Apparel Members. Subject to the provisions of this Article, the Designer Apparel Members agree to jointly and severally indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “the Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Designer Apparel or any other Party (other than the Company) under this Agreement or any Schedule hereto; (b) any action taken by Designer Apparel prior to the Closing Date, or the operations of Designer Apparel prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of Designer Apparel or any Designer Apparel Member in this Agreement; (d) the breach of any representation, warranty or covenant of Designer Apparel or Designer Apparel Member in this Agreement; or (e) any liabilities of Designer Apparel which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that Designer Apparel and the Designer Apparel Members will not be liable under clause (d) of this Section 8.1 unless the aggregate amount of Losses exceeds $10,000 (the “Threshold”), in which event Designer Apparel or Designer Apparel Members shall be liable for all Losses up to, including and exceeding the amount of the Threshold. “Losses” as used in this Article are not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

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8.2.         Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the Designer Apparel Members (the “Designer Apparel Indemnified Persons”), harmless from and against any and all Losses that any Designer Apparel Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement or; (b) any action taken by Designer Apparel and/or the operations of Designer Apparel after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 8.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section 8.2 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of Designer Apparel or the Designer Apparel Members following the Closing for any matter whatsoever.

8.3.         Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

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8.4.         Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or Designer Apparel Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or Designer Apparel Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

8.5.         Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

8.6.         Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

8.7.         Right to Set Off. In the event that the Company shall have a claim against any Designer Apparel Member for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any Designer Apparel Member, against any amounts due such Designer Apparel Member hereunder, under the Cash Payments and/or the Shares, or any other agreement or understanding by and between the Company and any Designer Apparel Member.

ARTICLE IX.
CONFIDENTIALITY

9.1.         Confidentiality. At all times after the Closing, each Designer Apparel Member shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, Designer Apparel, or Designer Apparel’s property, including, but not limited to, its Intellectual Property, including, without limitation, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of Designer Apparel, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

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9.2.         Enforceability.

9.2.1        It is the desire and intent of the Parties that the provisions of ARTICLE IX shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE IX shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE IX shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 9.2 in the particular jurisdiction in which such adjudication is made. Designer Apparel and each Designer Apparel Member agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by Designer Apparel or Designer Apparel Members of the provisions of ARTICLE IX, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, Designer Apparel and the Designer Apparel Members agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

9.2.2        The undertakings and covenants of Designer Apparel and the Designer Apparel Members contained in ARTICLE IX are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

ARTICLE X.
DEFINITIONS

10.1.       Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

10.1.1    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of Designer Apparel, each Designer Apparel Member is considered an Affiliate of Designer Apparel.

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10.1.2    “Arbitrator” means an accounting firm or law firm mutually agreed upon by the Company and Short.

10.1.3    “Bankruptcy Event” means a Person (i) making an assignment for the benefit of such Person’s creditors, filing a petition in bankruptcy, or applying to any tribunal for the appointment of a custodian, receiver or a trustee for such Person or a substantial portion of such Person’s assets; (ii) commencing any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) having filed against such Person any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicating its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffering any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more.

10.1.4    “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

10.1.5    “Effective Date” means December 31, 2017.

10.1.6    “Employment Requirements” means that Short is employed by the Company in good standing on the applicable date of determination.

10.1.7    “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

10.1.8    “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

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10.1.9    “Governmental Body” means any:

(i)             nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii)            federal, state, local, municipal, foreign or other government;

(iii)           governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv)           multinational organization or body;

(v)            body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi)           official of any of the foregoing.

10.1.10      “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.21.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Designer Apparel) including those set forth in Schedule 1.21.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

10.1.11 “Knowledge” means that:

(i)             A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

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(ii)               A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

10.1.12      “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

10.1.13      “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

10.1.14      “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

10.1.15      “One Year Anniversary” means the one year anniversary of the Closing Date.

10.1.16      “PCAOB” means Public Company Accounting Oversight Board.

10.1.17      “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

10.1.18      “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event effecting the common stock of the Company.

10.1.19      “SEC” means the United States Securities and Exchange Commission.

10.1.20      “Securities” means the Shares.

10.1.21      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

10.1.22      “Short” means Steve Short, an individual, and a member of Designer Apparel.

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10.1.23      “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

10.1.24      “Two Year Anniversary” means the two year anniversary of the Closing Date.

10.2.       Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

10.2.1    The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

10.2.2    Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

10.2.3    Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

10.2.4    References to any gender include the other genders.

10.2.5    The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

10.2.6    The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

10.2.7    The terms “day” and “days” mean and refer to calendar day(s).

10.2.8    The terms “year” and “years” mean and refer to calendar year(s).

10.2.9    All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

10.2.10 Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

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10.2.11 In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

10.2.12 All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE XI.
MISCELLANEOUS

11.1.       No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders, members, or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in the Designer Apparel Schedules or Company Schedules):

11.1.1    Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

11.1.2    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

11.1.3    Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

11.1.4    Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

11.2.       Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company and Designer Apparel, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

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11.3.       Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of California without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any California court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such California court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a California court.

11.4.       Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 11.4, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 11.4, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the addresses specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be sent:

if to the Company, to:

Code Green Apparel Corp.

Attn: George J. Powell, III

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

Phone: (888) 884-6277

Fax: (949) 715-5566

Email: george@codegreenapparel.com

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Fax: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

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if to Designer Apparel, to:

Designer Apparel Group, LLC

Attn: Steve Short

[_____________]

[_____________]

Phone: [_____________]

Fax: [_____________]

Email: [_____________]

with a copy to (which shall not constitute notice hereunder):

[_____________]

Attn: [_____________]

[_____________]

[_____________]

Phone: [_____________]

Fax: [_____________]

Email: [_____________]

  if to a Designer Apparel Member, to:

The address for notice set forth on the signature page hereof

11.5.       Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

11.6.      Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. Designer Apparel further agrees and consents to the disclosure by the Company of any material information regarding Designer Apparel which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

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11.7.      Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by Designer Apparel or the Designer Apparel Members, Managers, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC. Prior to the Closing and prior to the Closing Date, Designer Apparel shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

11.8.      Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

11.9.      Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement and Designer Apparel and the Designer Apparel Members are deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

11.10.    Third Party Beneficiaries. This contract is strictly between the Company, Designer Apparel and the Designer Apparel Members, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

11.11.   Expenses. The Company and Designer Apparel each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

11.12.    Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

11.13.   Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

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11.14.   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

11.15.    Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

11.16.    Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

11.17.    Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

11.18.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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11.19.    Independent Nature of Designer Apparel Members’ Obligations and Rights. The obligations of each Designer Apparel Member under this Agreement are several and not joint with the obligations of any other Designer Apparel Member, and no Designer Apparel Member shall be responsible in any way for the performance or non-performance of the obligations of any other Designer Apparel Member under this Agreement. Nothing contained herein, and no action taken by any Designer Apparel Member pursuant hereto, shall be deemed to constitute the Designer Apparel Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Designer Apparel Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each Designer Apparel Member has conducted its own diligence review. Each Designer Apparel Member shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Designer Apparel Member to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof. Each Designer Apparel Member has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

11.20.    No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

11.21.    Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

11.22.    Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

11.23.    Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”).

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11.24.    Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

11.25.    Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“THE COMPANY”

CODE GREEN APPAREL CORP.

By:	/s/ George J. Powell, III
Name: George J. Powell, III
Title: Chief Executive Officer

“Designer Apparel”

DESIGNER APPAREL GROUP, LLC

By:	/s/ Steve Short
Name: Steve Short
Title:	VP Sales & Marketing

[Signature Pages of Designer Apparel Members Follow On Attached Pages]

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Designer Apparel Members:

/s/ Steve Short

Steve Short

100% Membership Interest

Address for notice:______________________________________________

Facsimile for notice:______________________________________________

Email for notice:________________________________________________

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